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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

BALLY TOTAL FITNESS HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Attached hereto is a press release issued December 23, 2005.
Important Additional Information Will be Filed with the SEC
On December 6, 2005, Bally filed a preliminary proxy statement with the SEC. The proxy statement, when final, will be mailed to Bally stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT BALLY. Investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the Securities and Exchange Commission (the “SEC”) by Bally through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bally by directing a request to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Investor Relations: Proxy Request.
LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE COMPANY’S PRELIMINARY PROXY STATEMENT DATED DECEMBER 6, 2005, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov. SINCE SUCH DATE, CARL J. LANDECK SOLD 25,000 COMMON SHARES, JAMES A. MCDONALD SOLD 50,000 COMMON SHARES, ADAM S. METZ PURCHASED 20,000 COMMON SHARES, JAMES F. MCANALLY PURCHASED 5,000 COMMON SHARES AND SOLD 5,000 COMMON SHARES, ERIC LANGSHUR PURCHASED 5,000 COMMON SHARES, JULIE ADAMS PURCHASED 13,333 COMMON SHARES AND SOLD 15,833 COMMON SHARES AND MARC D. BASSEWITZ SOLD 35,000 COMMON SHARES. J. KENNETH LOOLOIAN PURCHASED 2,500 COMMON SHARES ON MARCH 15, 2004, AND 5,000 COMMON SHARES ON DECEMBER 15, 2005 AND SOLD 5,000 SHARES ON DECEMBER 15, 2005.

Contact:	BALLY TOTAL FITNESS 8700 West Bryn Mawr Avenue Chicago, IL 60631 www.ballyfitness.com Investors: Janine Warell, (773) 864-6897 Media: Matt Messinger, (773) 864-6850
FOR IMMEDIATE RELEASE
BALLY MAY SEEK RESOLUTION OF WHETHER RIGHTS PLAN HAS BEEN
TRIGGERED BY VIRTUE OF CONCERTED ACTION BY INSURGENT
SHAREHOLDERS
Company’s Suit Forces the Revelation of Undisclosed Relationships Between
Liberation and Pardus’ Board Candidate and Between Liberation and Bally’s Discredited
Former CEO
Federal Court Finds No Need for Bally’s Request for a Preliminary Injunction
Hearing as a Result of Additional Disclosure by Liberation
CHICAGO, December 23, 2005 — Bally Total Fitness Corporation (NYSE:BFT), the leading operator and provider of health and fitness clubs, products and services, today announced it is considering its options in seeking a determination of whether its two largest shareholders, Liberation Investments and Pardus Capital Management are acting in concert and whether such concerted actions may have triggered the Company’s Stockholder Rights Plan. Bally said its options include further pretrial proceedings in federal court or in a request for relief in the Delaware Chancery Court where litigation that was recently filed by Liberation, challenging the Rights Plan, is already pending.
The Company noted that its complaint in federal court had forced Liberation to disclose the previously omitted facts that Liberation had suggested Don Kornstein to be nominated as a candidate on the slate of Pardus European Special Opportunities Master Fund (“Pardus”) and that Liberation’s general manager, Emanuel Pearlman had a 17-year-long relationship with Kornstein and a close relationship with Bally and its former management, including its now-discredited CEO Lee Hillman. The U.S. District Court for the District of Delaware ruled late yesterday that the disclosure of the dispute between Liberation and the Company was sufficient at this juncture pending resolution at a later point in time as to whether or not these relationships or others resulted in the formation of a “group” between Liberation and Pardus. Accordingly, the court determined the need for expedited discovery and a preliminary injunction hearing has been mooted.
Bally said it continues to believe that Liberation’s disclosure is inadequate. Importantly, the Court’s decision did not yet address the issue of whether Liberation and Pardus are, in fact, acting as a “group.” Bally also noted that Pardus had made certain additional disclosures in its preliminary proxy materials filed with the SEC late yesterday.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the

Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Furthermore, for purposes of the Company’s Rights Plan, this press release is not a public announcement by the Company of the existence of an Acquiring Person or the occurrence of a Share Acquisition Date, nor does it disclose the information necessary to reveal or intended to reveal the existence of an Acquiring Person, and nothing in this press release should be construed to the contrary.
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